UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/29/2006

ASG Consolidated LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123636

Delaware	20-1741364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2025 First Avenue, Suite 900
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 374-1515
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On September 29, 2006, American Seafoods Group LLC ("ASG") and American Seafoods Company LLC ("ASC") delivered to Bernt O. Bodal, Chief Executive Officer of ASG, and Inge Andreassen, President of ASC, respectively, formal notice of non-renewal of their current employment agreements, each of which were renewable on a year-to-year basis at the companies' option. As a result, Mssrs. Bodal's and Andreassen's current employment agreements are now scheduled to expire on January 28, 2007.

In connection with the delivery of the non-renewal notices, the Compensation Committee of the board of directors of ASC Management, Inc., the ultimate parent company of the Registrant ("Parent"), approved new employment agreements for Mssrs. Bodal and Andreassen. The proposed new agreements have a fixed term of five years and are subject to final approval of the Parent's board of directors at its November meeting. The Registrant intends to file the new agreements with the Securities and Exchange Commission upon their effectiveness.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: October 03, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer